UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 31, 2014

____________________________

ATHERONOVA INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-52315 (Commission File Number)		20-1915083 (IRS Employer Identification No.)

2301 Dupont Drive, Suite 525 Irvine, CA 92612 (Address of Principal Executive Offices and zip code)

(949) 476-1100

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 31, 2014, the Registrant entered into a Consulting Agreement with Dr. Randolph Johnson pursuant to which Dr. Johnson will serve as the Registrant’s Chief Operating Officer. The Consulting Agreement has a term of four months. Dr. Johnson will receive a monthly cash retainer of $15,000 and will receive a payment of $15,000 upon cancellation of the Consulting Agreement.

As an inducement material to Dr. Johnson’s decision to enter into the Consulting Agreement, the Registrant also granted to Dr. Johnson an option to purchase 100,000 shares of the Registrant’s common stock. The option has a term of 7 years, a per share exercise price equal to the fair market value of a share of the Registrant’s common stock on the date of grant, and vests 25% on the date of grant and 25% on each monthly anniversary thereafter until fully vested.

Dr. Johnson, age 63, is a successfully experienced Research, Development and Operations executive with 25 years of experience in the biotech, pharmaceutical, drug delivery and medical device businesses in both start-ups and preeminent global companies. He has experienced successful entrepreneurial ventured-backed financing, corporate funding alliances/joint ventures and IPO launching. His in-depth scientific experience covers realms of oncology, endocrinology, neurology, and cardiovascular diseases, among others. Most recently, Dr. Johnson served as the Chief of Technology Development and Vice President of Research at KAI Pharmaceuticals where he contributed to equity exit and acquisition by AMGEN in a $315M all-cash deal for the velcalcetide (AMG-416) program, a novel peptide to treat patients with chronic kidney disease.

Prior to AMGEN/KAI, Dr. Johnson served as Senior Vice President of Research and Preclinical Development for Cellgate providing leadership in the R&D of novel molecular transporters and polyamine analogs for hyperproliferative diseases before the company was acquired by Progen, a public Australian pharmaceutical company. Dr. Johnson was a start-up member at DURECT Corporation, a drug delivery/medical device spin-out from Alza Corp, successfully participating in an IPO in September 2000 (NASDAQ: DRRX) and served as Vice President and Director of Pharmacology and Toxicology. At Roche Bioscience, Dr. Johnson held Department Head positions in the Neurobiology and Molecular and Cellular Biochemistry departments providing scientific leadership for drug target discovery programs for analgesia and neurodegenerative diseases. At Syntex Research, he directed R&D efforts for neurotrophic factors for CNS diseases and contributed to the small molecule development of the serotonin receptor (5-HT3) antagonist, Aloxi® for chemotherapy-induced nausea and vomiting. At Genentech, Randy contributed to understanding the signaling of HER2/neu receptor that eventually helped contribute to the development of Herceptin® for breast cancer.

Prior to industry, Dr. Johnson was Research Assistant Professor in the Department of Pharmacology, University of Virginia School of Medicine where he also did his postdoctoral fellowship. Dr. Johnson holds a Ph.D. in Biomedical Sciences with specialization in Pharmacology from the University of South Carolina School of Medicine (Distinguished Graduate Doctorate Alumni), and an M.A. in Biology, B.S. in Zoology from California State University at Long Beach. He has authored over 120 scientific publications, abstracts and book chapters, and is an inventor on eleven U.S. and international patents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AtheroNova Inc.

Date: April 4, 2014	By:	/s/ Mark Selawski
Mark Selawski
Chief Financial Officer & Secretary

3